Exhibit 99.1

Ondas Holdings to Host Virtual Investor Day Today, July 9, 2025, at 1:00 PM EDT Focused on Ondas Autonomous Systems and Reports Preliminary Q2 2025 Financial Results

BOSTON, MA / July 9, 2025 / Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, will host a virtual Investor Day later today, Wednesday, July 9, 2025, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time). The Company is also announcing preliminary financial results for the quarter ended June 30, 2025.

Today’s Investor Day will focus on the Company’s Ondas Autonomous Systems (OAS) business unit and will include an in-depth investor presentation covering OAS’ updated business plan and growth strategies.

A live webcast of the presentation will be available here and in the investor relations section of the Company’s website at ir.ondas.com. A replay will be made available following the conclusion of the event.

Date: Wednesday, July 9, 2025

Time: 1:00 PM EDT

Location: Virtual webinar

Webinar registration link: Here

On a preliminary basis, Ondas expects to report approximately $6.0 million of revenue for the quarter ended June 30, 2025. This represents a more than 6-fold increase as compared to approximately $1.0 million of revenue generated for the quarter ended June 30, 2024. In addition, Ondas reported an estimated backlog of $22.8 million as of June 30, 2025, adjusted for the expected revenue recognition during the quarter ended June 30, 2025.

The Company held cash and cash equivalents of over $67.0 million as of June 30, 2025, as compared to approximately $30.0 million as of December 31, 2024. As of June 30, 2025, the Company had $5.4 million of outstanding convertible notes (principal plus interest less unamortized issuance costs), as compared to $46.2 million as of December 31, 2024.

Ondas maintains its guidance for expected 2025 revenue of at least $25 million, with at least $20 million expected to be generated by the OAS business unit.

The preliminary financial data included above has been prepared by, and is the responsibility of, Ondas’ management. Ondas’ independent auditors have not audited, reviewed, or compiled such preliminary financial data. These preliminary operating results are not a comprehensive statement of Ondas’ financial results as of and for the quarter of June 30, 2025, and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. Ondas expects to report financial results for the quarter ended June 30, 2025 in August 2025.

For additional information please see the Company’s Form 8-K filed today.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com